As filed with the Securities and Exchange Commission on November 30, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ARMOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-3392443
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Armor Holdings, Inc.
13386 International Parkway
Jacksonville, Florida 32218
(904) 741-5400

(Address, including zip code, and telephone number, including area code, of principal executive offices)

EXECUTIVE DEFERRED COMPENSATION PLAN
OF ARMOR HOLDINGS, INC.

(Full title of the plan)

Warren B. Kanders
Chairman of the Board and Chief Executive Officer
Armor Holdings, Inc.
13386 International Parkway
Jacksonville, Florida 32218
(904) 741-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Kane Kessler, P.C.
1350 Avenue of the Americas
New York, NY 10019-4896
(212) 541-6222
Attn: Robert L. Lawrence, Esq.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Deferred Compensation Obligations (1)	$50,000,000	100%	$50,000,000	$5,350.00

(1)	The Deferred Compensation Obligations being registered are general unsecured obligations of Armor Holding, Inc. (the ‘‘Company’’) to pay deferred compensation in the future to the Company’s executive officers at the vice president level and above in accordance with the terms of the Executive Deferred Compensation Plan of Armor Holdings, Inc. (the ‘‘Plan’’).

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Executive Deferred Compensation Plan of Armor Holdings, Inc. as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.    Company Information and Employee Plan Annual Information

The Company will furnish without charge to each person to whom the Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Armor Holdings, Inc., 13386 International Parkway, Jacksonville, Florida 32218, attention: Secretary; telephone number (904) 741-5400.

i

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the ‘‘Commission’’) by Armor Holdings, Inc., a Delaware corporation (the ‘‘Company’’), are incorporated by reference into the Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed pursuant to the Securities Exchange Act of 1934 (the ‘‘Exchange Act’’);

(b)	The Company’s Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2004, filed pursuant to the Exchange Act;

(c)	The Company’s Annual Report on Form 10-K/A (Amendment No. 2) for the fiscal year ended December 31, 2004, filed pursuant to the Exchange Act;

(d)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed pursuant to the Exchange Act;

(e)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, filed pursuant to the Exchange Act;

(f)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, filed pursuant to the Exchange Act;

(g)	The Company’s Current Report on Form 8-K, Date of Event − October 20, 2005 filed on October 20, 2005, pursuant to the Exchange Act;

(h)	The Company’s Current Report on Form 8-K, Date of Event − July 27, 2005 filed on August 2, 2005, pursuant to the Exchange Act;

(i)	The Company’s Current Report on Form 8-K, Date of Event − July 21, 2005 filed on July 21, 2005, pursuant to the Exchange Act;

(j)	The Company’s Current Report on Form 8-K, Date of Event − June 22, 2005 filed on June 28, 2005, pursuant to the Exchange Act;

(k)	The Company’s Current Report on Form 8-K, Date of Event − June 27, 2005 filed on June 27, 2005, pursuant to the Exchange Act;

(l)	The Company’s Current Report on Form 8-K, Date of Event – June 6, 2005, filed on June 7, 2005, pursuant to the Exchange Act;

(m)	The Company’s Current Report on Form 8-K, Date of Event – May 20, 2005, filed on May 26, 2005, pursuant to the Exchange Act;

(n)	The Company’s Current Report on Form 8-K, Date of Event – April 21, 2005, filed on April 21, 2005, pursuant to the Exchange Act;

(o)	The Company’s Current Report on Form 8-K, Date of Event – April 4, 2005, filed on April 4, 2005, pursuant to the Exchange Act;

(p)	The Company’s Current Report on Form 8-K, Date of Event – March 25, 2005, filed on March 31, 2005, pursuant to the Exchange Act;

(q)	The Company’s Current Report on Form 8-K/A, Date of Event – February 10, 2005, filed on February 10, 2005, pursuant to the Exchange Act;

(r)	The Company’s Current Report on Form 8-K, Date of Event – February 10, 2005, filed on February 10, 2005, pursuant to the Exchange Act;

(s)	The Company’s Current Report on Form 8-K, Date of Event – January 14, 2005, filed on January 14, 2005, pursuant to the Exchange Act;

(t)	The Company’s Current Report on Form 8-K, Date of Event – December 31, 2004 filed on January 6, 2005, pursuant to the Exchange Act;

(u)	Definitive Proxy Statement dated May 23, 2005, relating to the annual meeting of stockholders held on June 22, 2005; and

(v)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (Reg. No. 1-11667), filed with the Commission as of April 29, 1999 by the Company to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating that description.

All of such documents are on file with the Commission. In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (the ‘‘DGCL’’) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

As permitted by the DGCL, our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws (collectively, the ‘‘Charter’’) provide that, to the fullest extent permitted by the DGCL, no director shall be liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

Our Charter provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Our Charter also provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Charter also provides that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Charter shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liabilities under the provisions of Section 145 of the DGCL.

The Company has also entered into indemnification agreements with directors and executive officers that provide these individuals with specific contractual indemnification rights in connection with their duties to the Company.

Item 8.    EXHIBITS

Exhibit No.	Description of Exhibits
4.1	Executive Deferred Compensation Plan of Armor Holdings, Inc. **
4.2	Amendment No. 1 to the Executive Deferred Compensation Plan of Armor Holdings, Inc. **
5.1	Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered.**
23.1	Consent of Kane Kessler, P.C. (included in Exhibit No. 5.1 to the Registration Statement).
23.2	Consent of PricewaterhouseCoopers LLP.**
24.1	Power of Attorney (included in the signature pages of this registration statement).**

**	Filed herewith.

Item 9. UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 30th day of November, 2005.

ARMOR HOLDINGS, INC.

By: /s/ Warren B. Kanders Name: Warren B. Kanders Title: Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Armor Holdings, Inc. hereby severally constitutes and appoints Warren B. Kanders and Robert R. Schiller as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Warren B. Kanders	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 30, 2005

Warren B. Kanders

/s/ Glenn J. Heiar	Chief Financial Officer (Principal Financial Officer)	November 30, 2005

Glenn J. Heiar

/s/ Robert R. Schiller	Director	November 30, 2005

Robert R. Schiller

Director

Burtt R. Ehrlich

Director

Nicholas Sokolow

/s/ Thomas W. Strauss	Director	November 30, 2005

Thomas W. Strauss

/s/ David R. Haas	Director	November 30, 2005

David R. Haas

Director

Deborah A. Zoullas

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1	Executive Deferred Compensation Plan of Armor Holdings, Inc.**
4.2	Amendment No. 1 to the Executive Deferred Compensation Plan of Armor Holdings, Inc. **
5.1	Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered.**
23.1	Consent of Kane Kessler, P.C. (included in Exhibit No. 5.1 to the Registration Statement).
23.2	Consent of PricewaterhouseCoopers LLP.**
24.1	Power of Attorney (included in the signature pages of this registration statement).**

**	Filed herewith.